INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


To the Shareholders and Board of Trustees of:

Tomorrow Long-Term Retirement Fund
Tomorrow Medium-Term Retirement Fund
Tomorrow Short-Term Retirement Fund

         We consent to the use of our report dated January 19, 1998 with respect to the Tomorrow Long-Term Retirement Fund, Tomorrow Medium-Term Retirement Fund, and the Tomorrow Short-Term Retirement Fund incorporated herein by reference and to the references of our Firm under the headings "Financial Highlights" in the Prospectus incorporated herein by reference and "Financial Statements and Independent Auditors" in the Statement of Additional Information also incorporated herein by reference.


                                                           KPMG Peat Marwick LLP


New York, New York
August 10, 1998